Exhibit 10.58

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

SIDE AGREEMENT
to the
Manufacturing Services Agreement
effective as of May 08th, 2017

This Side Agreement (the “Side Agreement”) to the above-mentioned Manufacturing Services Agreement, as assigned by Nabriva Therapeutics GmbH (formerly Nabriva Therapeutics AG) to Nabriva Therapeutics Ireland DAC (the “MSA”), is entered into by and between Patheon UK Ltd, a corporation existing under the laws of United Kingdom, with registered offices at Kingfisher Drive, Covingham, Swindon, SN3 5BZ, UK (“Patheon”) and Nabriva Therapeutics Ireland DAC, an Irish designated activity company, having its registered office at Alexandra House, Office 225/227, The Sweepstakes, Ballsbridge, Dublin 4, D04 C7H2, Ireland (“Customer” or “Nabriva”).

Each of Patheon and Customer is hereinafter referred as “Party” or together as “Parties”. This Side Agreement is effective as of January 1st, 2021 (the “Effective Date”).

Capitalized terms shall have the meaning set forth in the MSA unless otherwise defined herein.

WHEREAS, pursuant to Schedule B to the MSA, Customer agreed to order and purchase an annual binding minimum amount of Product following its approval in each relevant Territory so ensuring a certain minimum conversion revenue (i.e:  €[**] in Year 1, and €[**] in Year 2 for the amount of €[**]) (the “Initial Minimum Conversion Revenue”) for Patheon, and that, if such Minimum Conversion Revenue is not met in a given Year, then Customer will pay such an additional sum at the end of that Year that ensures the Minimum Conversion Revenue is paid to Patheon;

WHEREAS, the Product was approved for the US market in August 2019, and in Europe in July 2020;

WHEREAS, in 2020, Nabriva did not order any volume of Product to Patheon and substantially reduced its demand to [**] batches only in 2021;

WHEREAS, in consideration of the above recitals, Nabriva owes Patheon the amount of (i) €[**] for Year 2020 and, (ii) provided that [**] batches of Product are ordered and paid by Nabriva in 2021, the amount of €[**] for Year 2021, equal to the amount of €[**] less the conversion cost of the [**] ordered batched (i.e. €[**]), for an aggregate amount of €[**] (“Amount Due”);

WHEREAS, Nabriva asked Patheon to discount the Amount Due of €[**] (“Discount”), to defer payment of the Amount Due less the Discount, and to revise its Product volume requirements until 2025;

WHEREAS, Patheon has been available to support Customer with the above matter, at the following terms and conditions;

NOW, THEREFORE, in consideration of the premises contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	The above recitals form an integral and substantial part of this Side Agreement.

2.	The Parties hereby agree to amend Section 8.1 of the MSA to extend the Initial Term of the MSA until 31st December 2025. All other provisions in Section 8.1 shall remain unchanged.
3.	Patheon agreed to discount the Amount Due of €[**] (“Discount”) and Nabriva agrees to reimburse Patheon for the Amount Due less the Discount, for an aggregate amount of €[**], according to the following milestones:
(a)	€[**] by 30th November 2021;
(b)	€[**] by 31st October 2022;
(c)	€[**] by 31st October 2023.
4.	The Parties agree to revise the Price for the Manufacturing Services as follows:
(i)	each batch of Product manufactured by Patheon in 2021 will be invoiced to Nabriva at the unit price (conversion cost plus components) of €[**];
(ii)	each batch of Product manufactured by Patheon starting from the 1st January 2022 will be charged by Patheon to Nabriva at the Price per vial set forth in the Schedule B attached to this agreement as ‘Annex 1’ that entirely replaces the Schedule B of the MSA.

Section 4.2(a) of the MSA shall apply to the Product Price starting from January 1st, 2022.

5.	Starting from Year 2021, the annual binding minimum amount of Product (“Binding Volume”) that Nabriva is obliged to order and purchase during the Initial Term of the MSA is the following:
Year	Binding Volume/Vials
2021	[**]
2022	[**]
2023	[**]
2024	[**]
2025	[**]

It is understood and agreed between the Parties that, should Nabriva (i) not pay in full and at the agreed dates the amounts set forth in Section 3 above, or (ii) not order or purchase the above Binding Volume each Year during the Initial Term, in addition to the provisions of Section 4.2.1 of the MSA and save any other remedy that Patheon may have under the MSA, Patheon shall be entitled to and Nabriva shall be obliged to immediately reimburse Patheon for the amounts (if still due by Nabriva) as follows:

(i)	€[**] if the Binding Volume is not ordered and paid in full in Year 2021;
(ii)	€[**] if the Binding Volume is not ordered and paid in full in Year 2022;
(iii)	Any outstanding amount calculated as the difference between the Amount Due, and any other instalment paid by Nabriva in accordance with Section 3 above.

For the sake of clarity, the Parties acknowledge that at the execution date of this Side Agreement, Nabriva has already ordered a paid a batch of Product (#00009) as part of the its 2021 Binding Volume commitment, at the Price applicable in 2020, for a total amount of €[**] instead of the Price agreed in Section 4 above (i.e.  €[**]).  Therefore, upon execution of this Side Agreement, Patheon will be entitled to charge Nabriva for the batch Price difference equal to €[**].

6.	This Side Agreement constitutes a supplement to the MSA, forms an integral and substantial part thereof and, unless otherwise expressly provided herein, shall be subject to the same terms and conditions of the MSA and duly governed thereby. Nothing contained in this Side Agreement shall be deemed to constitute a novation of the terms of the MSA, nor affect any of the rights, powers or remedies of the Parties under the MSA, nor constitute a waiver of any provision thereof, except as specifically set forth in this Side Agreement.
7.	This Side Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the duly authorized representatives of each Party have executed this Side Agreement on the date written above.

Nabriva Therapeutics Ireland DAC Signature: /s/ Dan Dolan Name: Dan Dolan Title: Director	Patheon UK Ltd. Signature: /s/ Andrew Robinson Name: Andrew Robinson Title: Director

ANNEX 1

SCHEDULE B

MINIMUM ORDER QUANTITY, ANNUAL VOLUME, AND PRICE

Long Term Forecast (binding minimum batches) (*)

Product	Annual Volume Forecast
	2021	2022	2023	2024	2025
Lefamulin Vials	[**]	[**]	[**]	[**]	[**]

Manufacturing Prices
Bulk Prices:

Product	Minimum Order Quantity: Batch Size (Vials) x Campaign Length (Batches)	Price Per Bulk Unlabelled Vial
		Component Price	Conversion Price	Bulk Price
Lefamulin Vials	[**]	[**]	[**]	[**]
Lefamulin Vials	[**]	[**]	[**]	[**]

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